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                                                                    EXHIBIT 99.1

                                [TLC LETTERHEAD]


                                                        December 27, 2001

Laser Vision Centers, Inc.
540 Maryville Centre Drive
Suite 200
St. Louis, MO  63141
U.S.A.

Attention:        John J. Klobnak

Dear Sirs/Mesdames:

                  RE: EXTENSION OF DEADLINE FOR COMPLETION OF THE MERGER BETWEEN TLC LASER EYE CENTERS INC. ("TLC") AND LASER VISION CENTERS, INC. ("LASERVISION")

                  We are writing further to section 10.1.2 of the Agreement and Plan of Merger (the "Merger Agreement") dated August 25, 2001 between TLC, LaserVision and TLC Acquisition II Corp., which allows either TLC or LaserVision to terminate the Merger Agreement if the merger has not been consummated by December 31, 2001.

                  This letter will confirm our agreement that the date specified in section 10.1.2 of the Merger Agreement is hereby extended to March 31, 2002. If you are in agreement with the foregoing, please sign in the space indicated below.

                  We look forward to continuing to work with you in the coming months to complete the merger.

                                               Sincerely,

                                               TLC LASER EYE CENTERS INC.




                                               By: /s/ Elias Vamvakas
                                                   -----------------------------
                                                    Name:  Elias Vamvakas
                                                    Title:  Chairman and CEO

We hereby confirm our acceptance of the foregoing.
DATED this 27th  day of December, 2001.
LASER VISION CENTERS, INC.




By: /s John J. Klobnak
   -----------------------------------------
      Name:  John J. Klobnak
      Title:  Chairman and CEO